Exhibit 10.22.4
AMENDED AND RESTATED LOAN AGREEMENT
          THIS AGREEMENT is effective December 17, 2010, among GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“GRMH”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and APOTHECARYRx, LLC, an Oklahoma limited liability company (“ARx” together with GRMH and SDC, jointly and severally the “Borrowers” and each a “Borrower”), OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company (“OCH”), ROY T. OLIVER, an individual (“Oliver”), STANTON M. NELSON, an individual (“Nelson”), ROY T. OLIVER, as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004 (the “Trust”), KEVIN LEWIS, an individual (“Lewis”) ROGER ELY, an individual (“Ely”), and LEWIS P. ZEIDNER, an individual (“Zeidner” and together with OCH, Oliver, Nelson, Trust, Lewis and Ely, the “Guarantors”) and ARVEST BANK, an Arkansas banking corporation (the “Bank”).
W I T N E S S E T H:
          WHEREAS, the Bank, the Borrowers and the Guarantors previously entered into the Loan Agreement dated May 21, 2008, as amended by the Amendment to Loan Agreement dated May 21, 2008, the Second Amendment to Loan Agreement dated May 21, 2009, and the Third Amendment to Loan Agreement dated June 30, 2010 (the “Prior Agreement”);
          WHEREAS, the Borrowers are indebted to the Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000.00 dated June 30, 2010, a copy of which is attached as Exhibit “A” (together with all extensions, renewals, modifications, consolidations and increases of such note, the “Acquisition Note”);
          WHEREAS, the Borrowers are indebted to the Bank under the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000.00, dated June 30, 2010, a copy of which is attached as Exhibit “B” (together with all extensions, renewals, modifications, consolidations and increases of such note, the “Term Note,” and together with the Acquisition Note, the “Notes”); and
          WHEREAS, the Borrowers and the Guarantors have agreed to certain changes to the Prior Agreement in connection with the waiver of certain covenants under the Prior Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the funds previously advanced by the Bank under the Notes, the receipt and sufficiency of all of which are hereby acknowledged, the Borrower, the Guarantors and the Bank agree as follows:
1. Definition of Terms. All terms defined in this Agreement will have the defined meanings when used in any of the Loan Documents (as hereinafter defined) unless the context otherwise requires. Each accounting term not defined herein, and each accounting term partly defined herein to the extent not defined, will have the meaning given to it under generally accepted accounting principles. As used in this Agreement, the following terms will have the meanings indicated:
Amended and Restated Loan Agreement

1.1.	Accounts. All accounts, accounts receivable, contract rights, notes, drafts, acceptances and all other forms of obligations and receivables in favor of Borrower owed or owing by any party or entity to a Borrower including, but not limited to, deposits or other sums credited by or due from the Bank to a Borrower, now owned or hereafter acquired. In addition, the term “Accounts” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the Oklahoma Uniform Commercial Code (the “UCC”).

1.2.	Borrower Subsidiaries. The direct and indirect subsidiaries of the Borrowers as of the Closing Date, and all subsidiaries thereafter created or acquired.

1.3.	Closing Date. The date upon which the Loan Documents are signed by the Borrowers and the Guarantors and accepted by the Bank at the Bank’s offices in Oklahoma City, Oklahoma, all in form and substance satisfactory to the Bank.

1.4.	Collateral. All of the Borrowers’ right, title and interest in and to the personal property described in the Loan Documents whether now owned or hereafter acquired including without limitation: (a) the Accounts; (b) the Equipment; (c) the Inventory; (d) General Intangibles, including all membership interests in SDC and ARx; (e) all items of tangible and intangible personal property now owned and hereafter acquired by a Borrower; (f) all insurance policies and proceeds; (g) all leases, rents and royalties; (h) all business records of Borrowers; and (i) all additions and accessions to, replacements of, substitutions for and proceeds from any of the items listed in the foregoing parts (a) through (h) inclusive.

1.5.	Collateral Assignment of Equity Interests. The agreement(s) to be executed by the Bank and GRMH granting to the Bank a first perfected collateral assignment of the equity interests directly or indirectly owned by GRMH in SDC and ARx, in substantially the form attached as Exhibit “C”.

1.6.	Collateral Assignment of Leases. With respect to the lease of real property by a Borrower used in the operation of its pharmacy or sleep lab business that is entered into after May 21, 2008, the agreement(s) to be executed by the Bank and Borrowers granting to the Bank a first perfected collateral assignment of those leases in substantially the form attached as Exhibit “D” unless waived in whole in part by the Bank, in writing.

1.7.	Debt Service Coverage Ratio. For any period, the ratio of: (A) the net income of GRMH (i) increased (to the extent deducted in determining net income) by the sum, without duplication, of (a) all interest expense of GRMH, (b) amortization, (c) depreciation, and (d) non-recurring expenses as approved by the Bank, and (ii) decreased (to the extent included in determining net income and without duplication) by the amount of minority interest share of net income and distributions to minority interests for taxes, if any, to (B) annual debt service including interest expense and current maturities of indebtedness as determined in accordance with generally accepted accounting principles. If an acquisition of a new company (or its business) occurs and GRMH incurs additional debt
Amended and Restated Loan Agreement

associated with the purchase, the net income of the new company (or its business) and GRMH’s new debt service associated with acquiring the company (or its business) may both be excluded from the Debt Service Coverage Ratio calculation for a period of six months, at GRMH’s option. Subject to the Bank’s approval, any non-recurring itemized expenses associated with an acquisition will be added back to the net income of GRMH.
1.8.	Default. The occurrence of any of the events specified in paragraph 11 of this Agreement that are not remedied by the Borrowers or waived by the Bank as provided in paragraph 11.

1.9.	Equipment. All furniture, fixtures, machinery, tools, equipment, apparatus, utensils, appliances and supplies now owned or hereafter acquired by a Borrower and all documents of title, insurance policies and proceeds relating thereto. In addition, the term “Equipment” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the UCC.

1.10.	General Intangibles. All of each Borrower’s general intangibles of any kind whether now existing or hereafter arising including all stock, membership interests, units, partnership interests, patents, trademarks, copyrights and other intangibles, chattel papers, documents and instruments relating to the General Intangibles. In addition, the term “General Intangibles” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the UCC.

1.11.	Guaranteed Amount. Fifteen Million Dollars ($15,000,000.00).

1.12.	Guaranties. The agreements to be executed by the Guarantors in favor of the Bank in substantially the form attached as Exhibit “E”, under which the Guarantors unconditionally guarantee to the Bank payment of all Obligations now or hereafter owing to the Bank by the Borrower in connection with the Loan Documents and the full and complete performance by the Borrower of the Loan Documents, as further set forth therein. The liability of each of the Guarantors thereunder will be limited to the Guarantor Pro Rata Percentage (on a several basis) times the Guaranteed Amount.

1.13.	Guarantor Pro Rata Percentage. The Guarantor’s pro rata direct or indirect ownership percentage of GRMH as set forth in Schedule “1.13”.

1.14.	Inventory. All personal property now owned or hereafter acquired by a Borrower which are to be furnished under contracts of service, or which are raw materials, work in process, or materials used or consumed in a Borrower’s business. In addition, the term “Inventory” will have the same meaning (to the extent not inconsistent with the foregoing definition) as defined in the UCC.

1.15.	Loan. The loan by the Bank to the Borrowers evidenced by the Term Note and the Acquisition Note.
Amended and Restated Loan Agreement

1.16.	Loan Documents. This Agreement, the Collateral Assignment of Equity Interests, Collateral Assignment of Leases, the Guaranties, the Notes, the Security Agreements and all other instruments executed and delivered by the Borrowers, the Guarantors or any other person or entity in connection with the extension of credit contemplated by this Agreement or the Prior Agreement, all instruments issued pursuant to the foregoing documents and all extensions, renewals, modifications and amendments thereof.

1.17.	Minimum Net Worth. Borrowers Total Net Worth as of the December 31, 2007 Financials was $1,862,882 on a consolidated basis. For purposes of this Agreement, the Borrowers’ Minimum Net Worth will be calculated on a consolidated basis based on seventy-five (75%) percent of the December 31, 2007 existing equity ($1,397,162.00) plus seventy-five (75%) percent of the Net Income (as per GAAP) for each fiscal quarter ending after December 31, 2007 on a consolidated basis, less non-recurring expenses as approved by the Bank.

1.18.	Obligations. The obligation of the Borrowers to: (a) pay the principal of and interest on the Notes in accordance with the terms thereof and to satisfy all of the Borrowers’ other liabilities to the Bank, whether under this Agreement or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals, or increases thereof and substitutions therefor; (b) repay to the Bank all amounts advanced by the Bank under this Agreement or otherwise on behalf of the Borrowers including, without limitation, overdrafts and advances for principal or interest payments to other secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; (c) reimburse the Bank, on demand, for all of the Bank’s expenses and costs including, without limitation, reasonable fees and expenses of the Bank’s counsel in connection with the preparation, negotiation, amendment, modification, or enforcement of this Agreement and the Loan Documents including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in this Section 1.18; and (d) perform all other obligations of the Borrowers under the Loan Documents.

1.19.	Security Agreements. The instruments and all extensions, renewals and modifications thereof, executed and delivered to the Bank by Borrowers or Borrower Subsidiaries granting to the Bank a first perfected security interest in and to that portion of the Collateral therein described in substantially the form attached as Exhibit “F”.

1.20.	WSJ Prime Rate. The rate per annum determined on the basis of the Prime rate as reported in the “Money Rates” section of The Wall Street Journal or a substitute source reasonably determined by Bank in the event such source is no longer available. The WSJ Prime Rate for each Note will initially be the WSJ Prime Rate as of the date of the Term Note or date of advance of each Tranche of the Acquisition Note, and will be adjusted on an annual basis to the rate then in effect for each Note or Tranche as of each respective anniversary date, or the first
Amended and Restated Loan Agreement

business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published.
2. Lending Agreement. Subject to the terms and conditions of this Agreement, the Bank agrees to lend to Borrowers and Borrowers agree to borrow from the Bank the principal amount of the Notes. Notwithstanding any other provision of the Loan Documents, the advances herein provided for will not be required to be made by the Bank if after making such advance, the Bank would, as determined in the sole discretion of the Bank, be in violation of any regulatory requirements imposed on banking corporations by any branch of government of the United States of America or any state thereof including, without limitation, restrictions on the scope of lending powers of state banks and limitations on total loans to any debtor imposed by the Comptroller of the Currency.
3. Loan. The Loan will be evidenced by the Term Note and Acquisition Note and will be payable as follows:
3.1.	Term Note. The portion of the Loan to be made under the Term Note will be payable of the following terms:
3.1.1	Term. The term of the Term Note will be for the period commencing on the Closing Date and ending on May 21, 2014 (the “Term Note Maturity Date”).

3.1.2	Interest. Prior to Default, the unpaid principal balance of the Term Note will bear interest from the date of advance at the per annum rate equal to the greater of (a) the WSJ Prime Rate, as adjusted; or (b) six percent (6%) per annum. The WSJ Prime Rate will be adjusted, without notice, on an annual basis to the WSJ Prime Rate then in effect as of each anniversary date of this Note, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published. After Default, all amounts due under the Term Note will bear interest at the per annum rate equal to the greater of: (a) fifteen percent (15%); or (b) the WSJ Prime Rate plus five percent (5%). Interest will be computed on a per diem charge based on a three hundred sixty (360) day year.

3.1.3	Payments. Provided that no event of Default has occurred or is continuing under any of the Loan Documents, the Term Note will be repaid in quarterly payments of interest only for up to three (3) years, then principal and interest payments based on a seven (7) year amortization until the balloon payment on the Term Note Maturity Date. The Borrowers will pay to the Lender quarterly payments of accrued and unpaid interest only on the Term Note which will be due and payable on each September 1, December 1, March 1, and June 1. Commencing on September 1, 2011, and quarterly thereafter on each December 1, March 1, June 1 and September 1, the Borrowers will pay to the Lender equal payments consisting of principal and interest calculated on a seven (7) year
Amended and Restated Loan Agreement

amortization of the unpaid principal balance of the Term Note as of June 1, 2011 at the then current WSJ Prime Rate, and adjusted annually thereafter for any changes to the WSJ Prime Rate as provided herein. The entire unpaid principal balance of the Term Note plus all accrued and unpaid interest thereon will be due and payable on the Term Note Maturity Date.
3.1.4	Voluntary Prepayment. Borrowers will have the right at any time to prepay the Term Note in whole or in part, without premium or penalty, but with interest accrued to the date of prepayment.

3.1.5	Place of Advances and Payments. Advances under the Term Note will be made at the offices of the Bank. All payments and prepayments of principal or interest on the Term Note will be made to the Bank in collected and freely transferable funds at or before 5:00 p.m. Oklahoma City, Oklahoma time on the date due at the Bank’s offices. All payments will be paid in full without set off or counterclaim and without reduction for, and free from, any and all taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Borrowers hereby authorize and direct the Bank to make all payments on the Term Note as and when due, by direct debit to Borrowers’ demand deposit accounts with the Bank. If any payment under the Term Note or this Agreement becomes due and payable on a day other than a business day, the maturity thereof will be extended to the next succeeding business day and such extension of time will in such case be included in the computation of payments of interest.
3.2.	Acquisition Note. The Borrowers, the Guarantors and the Bank specifically agree that the aggregate of advances made during the term of Acquisition Note will not exceed the original principal amount thereof. The Acquisition Note is an advancing term note with a commitment term through May 21, 2010 and the Bank will have no obligation to fund any advances under the Acquisition Note after such commitment term, unless renewed and extended in writing and on such terms as may be determined by the Bank. Advances under the Acquisition Note will be separately represented as a Tranche on a schedule to the Acquisition Note specifying the number of the Tranche, amount advanced, the date of advance, applicable WSJ Prime Rate and final maturity of such advance. The portion of the Loan to be made under each Tranche of the Acquisition Note will be payable on the following terms:
3.2.1	Term. The term of each Tranche of the Acquisition Note will be for the period commencing on the respective date of advance and ending on the sixth anniversary of the first day of the month following such date of advance (each a “Tranche Note Maturity Date”).
Amended and Restated Loan Agreement

3.2.2	Interest. Prior to Default, the unpaid principal balance of each Tranche of the Acquisition Note will bear interest from the date of advance at the per annum rate equal to the greater of (a) the WSJ Prime Rate, as adjusted for any changes to the WSJ Prime Rate on each anniversary date; or (b) six percent (6%) per annum. The WSJ Prime Rate will be adjusted, without notice, on an annual basis to the WSJ Prime Rate then in effect as of each anniversary date of each Tranche of the Acquisition Note, or the first business day following such date if the anniversary date occurs on a weekend or holiday that there is no such rate determined or published. After Default, all amounts due under the Acquisition Note will bear interest at the per annum rate equal to the greater of: (a) fifteen percent (15%); or (b) the WSJ Prime Rate plus five percent (5%). Interest will be computed on a per diem charge based on a three hundred sixty (360) day year.

3.2.3	Payments. Provided that no event of Default has occurred or is continuing under any of the Loan Documents, the loan represented by each Tranche will be repaid in quarterly payments of interest only for up to three (3) years, then principal and interest payments based on a seven (7) year amortization until the balloon payment on the Tranche Note Maturity Date. The Borrowers will pay to the Bank accrued and unpaid interest only at the WSJ Prime Rate in quarterly payments on each Tranche of the Acquisition Note for the first three (3) years of the term of such Tranche, which will be due and payable commencing three (3) months after the first day of the month following the date of advance and on the first day of each third month thereafter. Commencing on the third anniversary of the first quarterly payment date, and each following anniversary thereof, the principal balance outstanding on such Tranche of the Acquisition Note, together with interest at the WSJ Prime Rate on the most recent anniversary date of the date of advance under such Tranche, will be amortized in quarterly payments over a seven (7) year term beginning on the third anniversary of the date of advance, and recalculated each anniversary thereafter over the remaining portion of such seven (7) year period at the then applicable WSJ Prime Rate. The entire unpaid principal balance of the Acquisition Note plus all accrued and unpaid interest thereon will be due and payable on the respective Tranche Note Maturity Date.

3.2.4	Voluntary Prepayment. Borrowers will have the right at any time to prepay the Acquisition Note in whole or in part, without premium or penalty, but with interest accrued to the date of prepayment.

3.2.5	Place of Advances and Payments. Advances under the Notes will be made at the offices of the Bank. All payments and prepayments of principal or interest on each Tranche of the Acquisition Note will be made to the Bank in collected and freely transferable funds at or before 5:00 p.m. Oklahoma City, Oklahoma time on the date due at the Bank’s offices. All payments
Amended and Restated Loan Agreement

will be paid in full without set off or counterclaim and without reduction for, and free from, any and all taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Borrowers hereby authorize and direct the Bank to make all payments on each Tranche of the Acquisition Note as and when due, by direct debit to Borrowers’ demand deposit accounts with the Bank. If any payment under the Notes or this Agreement becomes due and payable on a day other than a business day, the maturity thereof will be extended to the next succeeding business day and such extension of time will in such case be included in the computation of payments of interest.
3.3.	Balances; Further Advances. As of December 17, 2010, the principal balance under the: (a) Term Note is $__________, with accrued interest of $__________; and (b) Acquisition Note is $__________, with accrued interest of $_________. Notwithstanding any other provision of this Agreement, the Bank has no further obligation to make any advances under either of the Notes.
4. Collateral Security. Payment and performance of the Obligations will be secured by the Guaranties, the Security Agreements, Collateral Assignment of Equity Interests, Collateral Assignment of Leases, the other Loan Documents, all of the Collateral and such other or additional property as is agreed to by the Borrowers, Borrower Subsidiaries, Guarantors and the Bank. The Borrowers have executed and delivered to the Bank an account control agreement in substantially the form as attached at Exhibit “G” for all accounts of the Borrowers and the Borrower’s affiliates at Valliance Bank and other financial institutions. The Bank will exercise its rights to give instructions to Valliance under the Deposit Control Agreement only in the event of an uncured default under this Agreement and any other Loan Documents or the exercise or attempt by any other person to exercise any dominion or control over the account, directly or indirectly, including through any order, attachment or levy.
5. Conditions of Lending. The obligation of the Bank to perform this Agreement to make the initial advance under the Notes is subject to the continued performance by the Borrowers and the Guarantors of the following conditions precedent:
5.1.	Loan Documents. The execution, acknowledgment (where appropriate) and delivery by the appropriate parties of the Loan Documents, all in form and substance satisfactory to the Bank, and delivery of possession to the Bank of any Collateral the possession of which is necessary to perfect the Bank’s security interest.

5.2.	Casualty Insurance. The Bank will have received satisfactory certificates of policies of fire and extended coverage insurance at full insurable value, business interruption insurance and public liability insurance with premiums prepaid and standard mortgagee clauses or designations as additional insureds in favor of the Bank and such additional persons as the Bank might reasonably require.
Amended and Restated Loan Agreement

5.3.	Authority. The Bank will have received: (a) certified copies of the instruments creating Borrowers and OCH and/or governing the operation of Borrowers and OCH complete with all amendments thereto and certificates to be filed in connection therewith; (b) satisfactory evidence that Borrowers and OCH are qualified to do business in the State of Oklahoma; and (c) certified copies of resolutions and other documents reasonably required to authorize the execution, delivery and performance of the Loan Documents by the parties thereto.

5.4.	No Default. The representations and warranties set forth in paragraph 8 of this Agreement will be true and correct on and as of the date of the initial advance of funds under the Note and there will have occurred and be continuing no Default.

5.5.	Commitment Fee. As reimbursement for processing the Loan, the Bank will have received a non-refundable fee from the Borrowers in the amount of Twenty-Five Thousand Dollars ($25,000.00).

5.6.	Opinion of Counsel. The Bank will have received the opinion of the Borrowers’ and the Guarantors’ counsel in form and substance reasonably acceptable to the Bank and the Bank’s counsel.

5.7.	Other Information. The Bank will have received current financial statements for the Borrowers and the Guarantors and such other information, documents and instruments concerning the Borrowers and the Guarantors as the Bank reasonably requests.
6. Sale of Pharmacies. The Borrowers intend to sell all or substantially all of the pharmacies owned by the Borrowers or the Borrower’s affiliates (the “Pharmacy Sales”) pursuant the Asset Purchase Agreement among ARx, GRMH and Walgreen Co., dated September 1, 2010, as amended (the “Purchase Agreement”).
6.1.	Sale Approvals. Any Pharmacy Sale that will result in Sale Proceeds (as hereafter defined) sufficient to make the Pharmacy Sale Payment (as hereafter defined) to the Bank is deemed approved and no additional approval by the bank will be necessary.

6.2.	Sale Proceeds. If the Pharmacy Sales are consummated, all proceeds from any Pharmacy Sales (after payment of all reasonable, usual and customary third party costs actually incurred in connection with a Pharmacy Sale, such as (i) commissions, (ii) legal and accounting fees and other expenses paid to third parties, (iii) payment of Seller Carry Financing on the Pharmacies sold and amounts due to Cardinal for the Pharmacies sold, each of which is required to obtain a release at closing in order to close a Pharmacy Sale, the “Sale Proceeds”) will be immediately deposited in a restricted account at the Bank (the “Restricted Account”). At the closing of any Pharmacy Sale approved (or deemed approved herein) by the Bank, The Bank will provide the purchaser a release of all liens and security interests held by the Bank relating to the Pharmacy being sold. The Borrowers will take all actions necessary to ensure that the Bank at all times has a
Amended and Restated Loan Agreement

first and prior security interest in the Restricted Account and the Sale Proceeds and that no other person or entity has any interest in or claim to the Restricted Account or the Sale Proceeds.
6.3.	Use of Sale Proceeds. Unless the Bank approves in writing, all Sale Proceeds will be used only to reduce the Borrower’s obligations to the Bank by $25,000,000.00 (the “Pharmacy Sale Payment”) and for the purposes set forth at Schedule “6” attached as a part hereof. Within five (5) business days after the last Sale Proceeds are deposited into the Restricted Account, the Borrowers will cause a partial Pharmacy Sale Payment in the amount of $22,000,000.00 to be made to the Bank from the Restricted Account. Within thirty (30) days after the Sale Proceeds from the last pharmacy are deposited into the Restricted Account, the Borrowers will cause an additional payment of $3,000,000.00 to be made to the Bank. Prior to full payment of the Pharmacy Sale Payment (but after payment of the partial Pharmacy Sale Payment in the amount of $22,000,000 to the Bank), Borrowers may make other payments and disbursements of funds in the Restricted Account for the purposes and not in excess of the amounts set forth in Schedule “6”. After the full Pharmacy Sale Payment is made to the Bank, the amounts on deposit in the Restricted Account will be transferred to the Borrower’s operating account to be disbursed solely in accordance with and for the purposes specified in Schedule “6”. Except (a) as specified on Schedule “6” and (b) for the owner financed debt currently outstanding for a pharmacy sold in connection with the Pharmacy Sales, the Borrowers and the Borrower’s affiliates will not use any of the Sale Proceeds to directly or indirectly pay any debt or obligations (other than reasonable, usual operating or overhead costs, or make any distributions, payments or other remuneration to any shareholders or members, or partners of the Borrowers or the Borrower’s affiliates. The Pharmacy Sale Payment in excess of the amounts advanced by the Bank under the Acquisition Note tranches to the Borrower for the acquisition of the Pharmacies will be applied to the Term Note.

6.4.	Barnes Pharmacies. Pursuant to the First Amendment to Asset Purchase Agreement among ARx, GRMH and Walgreen Co., dated effective October 29, 2010, up to $1,500,000.00 of the Sale Proceeds associated with the Barnes and Barnes NH pharmacies may be escrowed, with the Bank receiving the $1,500,000.00 as many as thirty (30) days after receiving the final $3,000,000.00 payment under paragraph 6.3. For the purposes of securing the releases described in paragraph 6.2, the amounts deposited in Escrow will be deemed to have been deposited in the Restricted Account.
7. Permitted Actions after Pharmacy Sale Payments. Notwithstanding any contrary provisions of this Agreement, including without limitation paragraphs 10.3, 10.4, 10.7, 10.8 and 10.9, and any other provisions of the Loan Documents, Borrowers may take any and all of the following actions, after the Pharmacy Sale Payment has been fully made to Bank and if Borrowers are not then in default of the Loan Agreement or the Loan Documents:
7.1.	With prior written notice to the Bank, GRMH may issue and sell its convertible debt obligations and pay coupons thereon to the purchasers thereof on
Amended and Restated Loan Agreement

commercially reasonable market terms, such convertible debt obligations to be unsecured, using the proceeds of such issuance(s) for ordinary course operating needs of the Borrowers and/or planned and disclosed acquisitions of additions to the present businesses of Borrowers at any time.
7.2.	GRMH may issue its guaranty for any of the Borrowers ordinary course business obligations that are not otherwise prohibited by the Loan Agreement and Loan Documents;

7.3.	Any of the Borrowers may loan, advance, contribute or distribute funds to any of the Borrowers. Any of the Borrowers may repay to any of the Borrowers any loan or advance.
8. Representations. The Borrowers (and the Guarantors severally, as indicated below) represent and warrant to the Bank that the following circumstances exist on the date of this Agreement and will continually exist throughout the term of the Loan:
8.1.	Existence. GRMH is a corporation duly organized and validly existing under the laws of the State of Oklahoma. ARx, SDC and OCH are and will each continue to be a limited liability company duly organized and validly existing under the laws of the State of Oklahoma. Borrowers and Guarantors have adequate power, authority and legal right to enter into and carry out the provisions of the Loan Documents, to borrow money and to give security for borrowings as required by this Agreement and to consummate the transactions hereby contemplated.

8.2.	Financial Condition. The financial statements of Borrowers and Guarantors, copies of which have been furnished to the Bank, are correct and complete and fairly reflect the financial condition of Borrowers and Guarantors as of the date thereof and have been prepared in conformity with accounting principles applied on a basis consistent with that of preceding periods. There has occurred no material adverse change in the financial condition of Borrowers from the date of such financial statements to the date of execution of this Agreement. Each Guarantor joins in this paragraph 8.2 on a several basis, as applicable to the Guarantor.

8.3.	Liabilities. Neither Borrowers nor any Guarantors has any material liabilities, direct or contingent, except those disclosed in the financial statements referred to in paragraph 8.2 of this Agreement. Each Guarantor joins in this paragraph 8.3 on a several basis, as applicable to the Guarantor.

8.4.	Ownership. Except as set forth on Schedule “8.4”, the Borrowers have good and marketable title to the Collateral, free and clear of all liens, security interests, claims or encumbrances, except for liens and security interests in favor of the Bank.

8.5.	Taxes. Except as set forth on Schedule “8.5”, the Borrowers and the Guarantors have filed all foreign, federal, state and local tax returns which are required to be filed and have paid or made provisions for payment of all taxes which have or
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may become due pursuant to said returns or pursuant to any assessment, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The Borrowers and the Guarantors do not know of any basis for the assessment of any deficiency taxes. Each Guarantor joins in this paragraph 8.5 on a several basis, as applicable to the Guarantor.
8.6.	Litigation. There is no action, suit, proceeding or investigation pending, or threatened against any Borrowers, any of the Guarantors or the Collateral which might: (a) adversely affect a Borrower, any of the Guarantors or the Collateral; (b) impair the ability of a Borrower to carry on their respective business as contemplated hereby; (c) result in any substantial liability not adequately covered by insurance; or (d) adversely affect a Borrower or their ability to perform their obligations under the Loan Agreement. Each Guarantor joins in this paragraph 8.6 on a several basis, as applicable to the Guarantor.

8.7.	Location of Business Records. Borrowers will give the Bank written notice of each location of each Borrower and Borrower Subsidiaries at which records pertaining to the Collateral, their business and other contract rights are kept. Except as such notice is given, all records of Borrowers pertaining to the Collateral and other contract rights are and will continue to be kept at the address of Borrowers as it appears in paragraph 14.5 of this Agreement, or at such other address as the Borrowers designate for such purpose in a written notice to the Bank. The principal place of business of each Borrower is in the State of Oklahoma.

8.8.	No Default. The execution, delivery and performance by the Borrowers and the Guarantors of this Agreement and the Loan Documents will not violate any provision or constitute a default under any indenture, agreement or instrument to which any of the Borrowers or Guarantors is a party or by which any Borrower, any Guarantor or the Collateral is bound or affected. Each Guarantor joins in this paragraph 8.8 on a several basis, as applicable to the Guarantor.

8.9.	Agreements Effective. True, correct and complete copies of the agreement creating the Trust, and each amendment thereto, have been delivered to the Bank and the agreement creating the Trust will be maintained in full force and effect.

8.10.	Full Disclosure. Neither this Agreement nor any statement or instrument referred to herein nor any other information, report or statement delivered to the Bank by the Borrowers or the Guarantors contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein not misleading. Each Guarantor joins in this paragraph 8.10 on a several basis, as applicable to the Guarantor.

8.11.	Survival of Representations. All representations and warranties made by the Borrowers and the Guarantors herein will survive the delivery of the Loan Documents and the making of the Loan evidenced thereby, and any investigation at any time made by or on behalf of the Bank will not diminish the Bank’s right to
Amended and Restated Loan Agreement

rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrowers or the Guarantors under or pursuant to this Agreement or in connection with the transactions contemplated hereby will constitute representations and warranties made by the Borrowers and the Guarantors hereunder. Each Guarantor joins in this paragraph 8.11 on a several basis, as applicable to the Guarantor.
8.12.	ERISA Plans. Each of the Borrowers has disclosed to the Bank all existing employee benefit plans under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No termination event has occurred with respect to any ERISA plan of any Borrower and each of the Borrowers is in compliance with ERISA in all respects.

8.13.	Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by the Borrowers and the Guarantors and the consummation of the transactions contemplated hereby, the Borrowers and the Guarantors will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws). Each Guarantor joins in this paragraph 8.13 on a several basis, as applicable to the Guarantor.

8.14.	Use of Proceeds. Except as otherwise approved by the Bank in writing, all proceeds of the Acquisition Note were used solely for the funding of (a) up to seventy percent (70%) of either the purchase price of the acquisition of existing pharmacy business assets or sleep labs or the startup costs of new sleep labs; and (b) other costs incurred by Borrowers or the Bank in connection with the preparation of the Prior Agreement, provided that such payment is approved by the Bank. For purposes of this paragraph 8.14, the purchase price includes the cost of inventory purchased through the acquisition, to the extent not already included in the purchase price amount. All proceeds of the Term Note were used solely for the funding of (a) the acquisition and refinancing of then existing indebtedness and loans owed to Intrust Bank; (b) the refinancing of the existing indebtedness owed to the Bank; and (c) other costs incurred by Borrowers or the Bank in connection with the preparation of the Prior Agreement as approved by the Bank.
9. Affirmative Covenants. Until the payment in full of the Obligations, unless the Bank otherwise consents in writing, the Borrowers (and the Guarantors severally and where and as indicated below) agree to perform or cause to be performed the following:
9.1.	Performance of Obligations. The Borrowers will pay and perform all Obligations under the Loan Documents. The Borrowers will perform all of their respective obligations under all material contracts and agreements relating to their respective businesses, and will enforce the performance of the obligations of the other parties thereto.

9.2.	Notifications. The Borrowers will give prompt written notice to the Bank of: (a) any event of Default; (b) any event of default by a Borrower affiliate under a material contract to such affiliates portion of the Business; (c) changes of
Amended and Restated Loan Agreement

management of a Borrower; (d) the death, disability or termination of employment with a Borrower by any Guarantor; (e) all material litigation affecting any of the Borrower, Borrower affiliates, any of the Guarantors or the Collateral; (f) any notices, demands or other written communications from third party payers regarding the general coding or billing practices or asserting a pattern of improper coding or billing practices of any Borrower or any of the Borrower affiliates; (g) the change or relocation of the principal place of business of any Borrower outside the State of Oklahoma; and (h) any other matter which has resulted in, or might result in: (1) a material adverse change in the financial condition of any Borrower, the pharmacy or sleep lab businesses or any of the Guarantors, or (2) a material adverse change in the ability of the Borrowers to perform the Obligations, warranties, covenants and conditions of the Loan Documents. Each Guarantor joins in this paragraph 9.2 on a several basis, as applicable to the Guarantor.
9.3.	Records Inspections. Borrowers and Borrower Subsidiaries will each maintain full and accurate accounts and records of their respective operations on a basis consistent with prior periods. Borrowers will permit the Bank and the Bank’s designated representatives to have access to the Collateral and the records and accounts relating to the Collateral at all reasonable times to perform such inspections, audits and examinations as the Bank might reasonably request from time to time.

9.4.	Financial Information. The Borrowers and the Guarantors will furnish to the Bank (Each Guarantor joins in this paragraph 9.4 on a several basis, as applicable to the Guarantor):
9.4.1	Financial Statements. Accurate books and records of account will be kept by the Borrowers and the Guarantors in accordance with accounting principles consistently applied. The Bank will have the right to examine and copy such books and records and the federal and state income tax returns of the Borrowers and the Guarantors, to discuss the affairs, finances and accounts of the Borrowers and the Guarantors, and to be informed as to the same at such times and intervals as the Bank might reasonably request. Borrowers will furnish to the Bank within sixty (60) days after the end of each calendar quarter commencing with the quarter ending June 30, 2008, a quarterly reviewed financial statement of Borrowers in form satisfactory to the Bank completed by Borrowers’ outside accountant, together with a certification by Borrowers as to the correctness of the Guaranty Debt Service Coverage Ratio, Debt Service Coverage Ratio and Net Worth calculations in accordance with this Agreement. In addition to the quarterly statements, Borrowers will furnish to the Bank within one hundred twenty (120) days after the close of Borrowers’ fiscal year, annual consolidated financial statements of each Borrower completed and audited by Borrowers’ outside accountant, including all consolidating entries and footnotes, starting with the calendar year 2008 and each year thereafter. The annual financial statements of
Amended and Restated Loan Agreement

Borrowers will be prepared by Borrowers in accordance with generally accepted accounting principles consistently applied, will be certified by Borrowers as to correctness and audited by Borrowers’ outside accountants and will be in form and substance satisfactory to the Bank. So long as the Guaranties remain outstanding, Guarantors will each furnish to the Bank annual financial statements within one hundred twenty (120) days after the close of each respective Guarantor’s fiscal year. The financial statements of Guarantors will be prepared in accordance with accounting principles consistently applied and will be certified by each respective Guarantor to the Bank, and will be in form and substance satisfactory to the Bank. In addition after an event of Default, the Guarantors will furnish financial statements to the Bank within fifteen (15) days after written request by the Bank. For each year in which any Obligations are outstanding, the Borrowers and the Guarantors (as to Guarantors until release of the Guaranties) will furnish to the Bank within fifteen (15) days of filing complete copies of all federal and state income tax returns of the Borrowers and the Guarantors for the preceding year with all schedules attached. If the time for filing any such tax returns is to be extended, the Borrowers and the Guarantors will provide to the Bank copies of such extensions with evidence that such extensions have been timely filed, within fifteen (15) days of filing.
9.4.2	Compliance Certificate. The Borrowers will deliver to the Bank, at the same time as provided in paragraph 9.4.1 in the case of quarterly reviewed financial statements and annual consolidated financial statements (and more frequently on the Bank’s request), a certificate in the form attached as Exhibit “H” stating that the Borrowers know of no event of Default under any of the Loan Documents and that all requirements of the Loan Documents have been fully performed, or if to the knowledge of any Borrower any of the terms of any of the Loan Documents have not been fully performed, such certificate will specify the nature of the Default and the steps taken by the Borrowers to correct such Default.

9.4.3	Other Information. At the Bank’s request from time to time, the Borrowers and the Guarantors (as to Guarantors until release of the Guaranties) will provide the Bank with such other information as the Bank may reasonably request regarding the business affairs and financial condition of the Borrowers and the Guarantors and the Borrowers and the Guarantors will provide access to the Bank at all reasonable times to all documents and information relating to the Collateral, the Borrower Subsidiaries and the pharmacy and sleep lab businesses.

9.4.4	Accounts Receivable; Inventory. Within forty-five (45) days after the end of each quarter, the Borrowers will furnish the Bank accounts receivable aging, listing and inventory reports for that quarter.
Amended and Restated Loan Agreement

9.5.	Deposit Accounts. The Borrowers will use their reasonable efforts to maintain their respective primary banking and deposit accounts with the Bank.

9.6.	Additional Documents. The Borrowers and the Guarantors will promptly, on demand by the Bank, perform or cause to be performed such actions and execute or cause to be executed all such additional agreements, contracts, indentures, documents and instruments as might be reasonably requested by the Bank to satisfy the requirements of this Agreement and the disbursement of funds hereunder. Each Guarantor joins in this paragraph 9.6 on a several basis, as applicable to the Guarantor.

9.7.	Governmental Approvals. Borrowers or Borrower Subsidiaries will each obtain all permits, licenses, and necessary approvals from governmental authorities and abutting landowners which are considered necessary for the proper operation of their respective businesses.

9.8.	Taxes. All taxes, assessments, governmental charges and levies imposed on the Borrowers and the Guarantors or the Borrowers’ or the Guarantors’ assets, income and profits will be paid prior to the date on which penalties attach thereto, provided that the Borrowers and the Guarantors will not be required to pay any such charge which is being contested in good faith by proper proceedings as to which adequate reserves have been established. Each Guarantor joins in this paragraph 9.8 on a several basis, as applicable to the Guarantor.

9.9.	Access. Any representative of the Bank will have reasonable access to the Collateral and any other property owned by the Borrowers.

9.10.	Operation. The Borrowers agree to operate the pharmacy and sleep lab businesses directly, or indirectly through the Borrower Subsidiaries in a prudent and efficient manner consistent with normal industry practices and all governing laws and regulations.

9.11.	Qualification; Licenses. Borrowers will take such actions or cause such actions to be taken as might be required to maintain the existence of all governmental and private permits, licenses and authorities of the Borrowers and Borrower Subsidiaries, necessary or desirable to the continuation of the pharmacy and sleep lab businesses and will comply with all statutes and governmental regulations.

9.12.	Insurance. Policies of insurance will be continuously maintained by the Borrowers on the Collateral with companies, in amounts equal to the replacement cost of such Collateral, with business interruption, valuable documents and account receivable loss coverage and against risks satisfactory to the Bank. The Borrowers will furnish the Bank with copies of all certificates of insurance policies in effect and evidence of payment of the premium for each insurance policy.
Amended and Restated Loan Agreement

10. Negative Covenants. The Borrowers (and the Guarantors severally and where and as indicated below) agree that until payment in full of the Obligations, unless the Bank waives compliance in writing:
10.1.	Creation of Liens. Neither any Borrower nor any Borrower Subsidiaries will create, assume or suffer to exist any trust deed, mortgage, pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting any or all of the Collateral or Accounts of the Borrower Subsidiaries, excluding only: (a) liens for governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established under generally accepted accounting principles; (b) deposits made to secure statutory and other obligations incurred in the ordinary course of the Borrowers’ respective businesses; (c) equipment acquisition leases in the ordinary course of business (new or assumed); (d) Seller carry-back financing and liens of ARx or SDC set forth on Schedule “8.4”; (e) Seller carry-back financing to ARx or SDC from the acquisition of new sleep or pharmacy businesses, so long as subordinated to the Bank’s liens; (f) ARx’s financing for working capital evidenced by: (i) “Up-front Discounts” for inventory purchase commitments; (ii) extended financing referred to as “dating of inventory” relating to the replacement of the initial inventory from the acquisition of new pharmacy businesses, and (iii) ordinary course purchases of replacement inventory, provided that in the case of clause (f)(ii) of this paragraph 10.1, so long as all such liens or security interests in favor of such inventory provider that secure debt solely with respect to the “dating of inventory” (determined without regard to any cross-collaterlaization or similar provision) are or will be junior in priority to the Bank; and (g) liens to the Bank contemplated by this Agreement.

10.2.	Liquidation or Merger. Neither the Borrowers nor any of Borrower Subsidiaries will liquidate, dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate, pool, operating agreement or other combination, or convey, sell or assign any substantial part of their respective assets.

10.3.	Creation of Debt. Except as provided in paragraph 8.4, neither the Borrowers nor any of Borrower Subsidiaries will incur, create or suffer to exist any indebtedness for borrowed money, or issue, discount or sell any obligation of the Borrowers or Borrower Subsidiaries, excluding only: (a) the indebtedness to the Bank contemplated by this Agreement; (b) current accounts payable arising in the ordinary course of their respective businesses; (c) financing for working capital of Borrower Subsidiaries of SDC secured only by the personal guaranties of minority interest holders in such Borrower Subsidiary; (d) the items enumerated in clauses (c), (d), (e) and (f) of paragraph 10.1; (e) an amount not to exceed $100,000.00 each incurred in the ordinary course of business by SDC and ARx, including their respective subsidiaries, for a total not to exceed $200,000.00; and (d) such other indebtedness as the Bank specifically approves in writing.
Amended and Restated Loan Agreement

10.4.	Loan and Guaranties. Neither the Borrowers nor any of Borrower Subsidiaries will make any loans, advances or extensions of credit to any person, firm or corporation nor become a guarantor or surety directly or indirectly, except that: (a) GRMH may issue its guaranty for ARx’s financing for working capital evidenced by “Up-front Discounts” for inventory purchase commitments, extending financing referred to as “dating of inventory” relating to the replacement of the initial inventory from the acquisition of new pharmacy businesses, and ordinary course purchases of replacement inventory; (b) Borrowers may make short term operating advances or loans to Borrower Subsidiaries in the ordinary course of business; and (c) GRMH may guarantee debt for CPAP machines that is permitted by this Agreement under paragraph 10.1(c) (in addition to clause (a) of this paragraph 10.4) in an aggregate amount not to exceed $750,000.00 at any time, unless the Bank otherwise consents in writing.

10.5.	Transfers. Except as expressly permitted by this Agreement, the Borrowers will not transfer or permit to be transferred voluntarily or by operation of law any interest in the Collateral, the Borrower Subsidiaries or assets of the Borrower Subsidiaries, except that the Borrowers, with notice to Bank, may recognize transfers of existing minority equity interests held by third parties in Borrower Subsidiaries so long as Borrowers’ equity or ownership interest therein is not decreased. GRMH holds and will maintain at all times ownership and distributable equity interest, directly or indirectly, in SDC and ARx of not less than one hundred percent (100%). The Borrowers may create or activate currently inactive Borrower Subsidiaries so long as the Borrowers maintain the ownership and distributable equity interests percentages of not less than 51% as to new Borrower Subsidiaries and provides notice to Bank thereof and delivers such additional assignments or amendments to the Loan Documents satisfactory to the Bank covering such interests. Borrowers will not issue or sell any additional membership interests in SDC, ARx or Borrowers Subsidiaries or any other securities convertible into equity of such entities. The Guarantors will not sell, transfer or otherwise dispose of or create, assume or suffer to exist any pledge, lien, security interest, charge or encumbrance on, any interest in GRMH owned by the respective Guarantor which exceeds, in one or an aggregate of transactions, twenty percent (20%) of the respective interest currently owned, except after notice to Bank pursuant to this Loan Agreement without any approval right implied. The Guarantors will not sell, transfer or permit to be transferred voluntarily or by operation of law assets owned by such Guarantor which will materially impair the financial worth of such Guarantor or the Bank’s ability to collect the amount of Obligations guaranteed by such Guarantor. Each Guarantor joins in this paragraph 10.5 on a several basis, as applicable to the Guarantor.

10.6.	Other Agreements. The Borrowers and Guarantors will not enter into any agreement that limits or restricts the ability of the Borrowers or Guarantors to comply with the terms of the Loan Documents. Each Guarantor joins in this paragraph 10.6 on a several basis, as applicable to the Guarantor.
Amended and Restated Loan Agreement

10.7.	Limitation on Distributions and Redemptions. After the occurrence of an event of Default, Borrower will not declare, pay or make any dividend or distribution directly or indirectly in respect of any stockholder or equity interest or other interest in GRMH. GRMH will not directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any stockholder or equity interest in GRMH (whether such interest is now or hereafter issued, outstanding or created) except with prior written consent and approval of the Bank.

10.8.	Limitation on Investments and New Businesses. None of Borrowers will: (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business; (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to their respective present businesses and operations; or (c) make any acquisitions of or capital contributions to or other investments in any person or entity, in each case other than the planned and disclosed expansion of the pharmacy and sleep lab businesses at any time.

10.9.	Transactions with Affiliates. No Borrower will engage in any material transaction with any affiliate of a Borrower on terms which are less favorable to the Borrower than those which would have been obtainable at the time in an arm’s-length dealing with persons other than such affiliates.

10.10.	Subsidiaries. None of the Borrowers will create or own any subsidiary without the prior written notice to the Bank including the name, state of organization, list of equity holders, principal place of business and intended purpose, geographical area and scope of business operations. Borrowers agree to cause the execution and delivery of such documents to collaterally assign the Borrower’s equity interest therein and to pledge, encumber or grant a security interest in such subsidiaries’ assets.

10.11.	Debt Service Coverage Ratio. Commencing with the Quarter ending September 30, 2010, and thereafter during the term of the Loan, based on the latest four rolling quarters, the Borrowers will continuously maintain a Debt Service Coverage Ratio of not less than 1.25 to 1. The Bank will waive, effective December 31, 2010, the application of the covenants contained in paragraphs 10.11 and 10.12 of this Agreement for the fourth quarter of calendar year 2010 if the Bank receives: (a) $22,000,000.00 (or $20,500,000.00 if the Escrow Account described in paragraph 6.4 is established) in proceeds from the transaction contemplated by the Purchase Agreement on or before December 31, 2010; (b) $3,000,000 on the date 30 days after receiving the payment described in clause (a), but not later than January 31, 2010; and (c) if the payment under clause (a) was $20,500,000.00, $1,500,000.00 30 days after receiving the payment described in clause (b), but not later than March 2, 2010.

10.12.	Minimum Net Worth. During the term of the Loan, Borrowers will continuously maintain the Minimum Net Worth determined on a quarterly basis.
Amended and Restated Loan Agreement

11. Default. Unless remedied by the Borrowers as permitted under Section 12 or waived by the Bank in writing, the occurrence of any of the following events will constitute an event of default (“Default”):
11.1.	Nonpayment of Note. A default in payment when due of any interest on or principal of the Note; or

11.2.	Other Nonpayment. A default in payment when due of any other amount payable to the Bank under the terms of any of the Loan Documents; or

11.3.	Breach of Agreement. A default by a Borrower or a Guarantor in the performance or observance of any agreement contained in the Loan Documents, or under the terms of any other instrument delivered to the Bank in connection with this Agreement; or

11.4.	Lien Filings. Except as expressly permitted by this Agreement, the existence of any lien on the Collateral without indemnification therefor satisfactory to the Bank; or

11.5.	Casualty Loss. Substantial damage to or destruction of a material portion of the Collateral or the pharmacy or sleep lab businesses; or

11.6.	Other Agreements. The rescission, abandonment, disclaimer or breach of the Loan Agreement, a Guaranty or any of the other Loan Documents or other contracts or agreements pledged to the Bank under the Loan Documents; or

11.7.	Representations. Any representation, statement, certificate, schedule or report made or furnished to the Bank by the Borrowers or the Guarantors proves to be false or erroneous in any material respect at the time of the making thereof or any representation or warranty ceases to be complied with in any material respect; or

11.8.	Bankruptcy. A Borrower or any of the Guarantors becomes bankrupt or makes a general assignment for the benefit of creditors or applies for, or consents to, the appointment of a trustee, receiver or liquidator or authorizes such application or consent, or if proceedings seeking such appointment are commenced against a Borrower or a Guarantor and remain undismissed and unstayed for ninety (90) days; or a Borrower or any of the Guarantors authorizes or files a voluntary petition in bankruptcy or applies for or consents to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction; or

11.9.	Judgment. Entry by any court of judgment against any of the Borrowers or any of the Guarantors in excess of Fifty Thousand Dollars ($50,000.00) which is not adequately covered by insurance or secured by a supersedes bond, or any attachment of any of the Collateral which is not discharged to the satisfaction of the Bank within thirty (30) days thereof; or
Amended and Restated Loan Agreement

11.10.	Maturity of Other Debt. The occurrence of an event of default under or the acceleration of the maturity of any other indebtedness of a Borrower or a Guarantor to any other person which in the reasonable opinion of the Bank will materially and adversely affect the ability of a Borrower or a Guarantor, as applicable, to perform the Loan Documents; or

11.11.	Failure of Liens. Except as expressly permitted by this Agreement, failure of the Bank’s assignment, liens and security interests covering the Collateral to constitute a first and prior perfected lien on any material portion of the Collateral; or

11.12.	Stock Suspension. The suspension of trading for more than thirty (30) days or delisting of the stock of GRMH from the OC:BB or such future exchange on which the stock is hereafter listed and traded.
12. Opportunity to Cure. The Borrower has the right to cure certain events under Section 11, as follows:
12.1.	Nonpayment. Up to three events in the aggregate described in paragraphs 11.1 or 11.2 of this Agreement may be cured within five (5) days after written notice by the Bank to the Borrower (of which a copy need not be sent to the Borrower’s counsel as provided in paragraph 14.5 of this Agreement). No notice will be given and no opportunity to cure will be given for the fourth or subsequent event described in paragraphs 11.1 or 11.2.

12.2.	No Opportunity to Cure. No notice or opportunity to cure will be given for any event described in paragraphs 11.8 or 11.9.

12.3.	Other Events. Any event described in paragraph 11 (other than those set forth in paragraphs 11.1, 11.2, 11.8 or 11.9) may be cured within ten (10) days (five (5) days for events described in paragraph 11.11) after written notice by the Bank to the Borrower.
If any event under Paragraph 11 is (a) not cured as described in this paragraph 12 to the Bank’s reasonable satisfaction; or (b) is not permitted to be cured under this paragraph 12, then the Borrower will be in Default under this Agreement and the Bank may exercise all remedies available to it as described in this Agreement.
13. Remedies. In the event of Default, the Bank will have the following remedies:
13.1.	Acceleration of Note. The Bank may, at the Bank’s option, declare the Notes and all other Obligations to be immediately due and payable and the Bank will be entitled to proceed to selectively and successively enforce the Bank’s rights under the Loan Documents or any one or more of them.

13.2.	Selective Enforcement. In the event the Bank elects to selectively and successively enforce the Bank’s rights under any one or more of the instruments securing payment of the Obligations, such action will not be deemed a waiver or
Amended and Restated Loan Agreement

discharge of any other lien or encumbrance securing payment of the Obligations until such time as the Bank has been paid in full all sums owing to the Bank.
13.3.	Performance by Bank. The Bank will have the right (but not the obligation) to: (a) take possession of the Collateral and operate or dispose of the Collateral in such manner as the Bank determines in the Bank’s sole discretion; (b) take possession of all Accounts. Equipment, Inventory, General Intangibles, materials and tools used in any Borrower’s businesses; (c) make payments of the costs directly to persons engaged by a Borrower or the Bank; (d) make such payments and perform such acts as might be determined by the Bank to be necessary or appropriate to perform or to cure any default in performance by the Borrowers under agreements affecting the Collateral; and (e) make advances under the Notes without the consent of the Borrowers to pay interest accrued thereon and all costs. If the Bank exercises such option, all costs will be paid to the Bank by the Borrowers. The Borrowers and the Guarantors hereby authorize the Bank to increase the indebtedness owing by the Borrowers to the Bank and agree that the Loan Documents will evidence and secure payment of such costs whether or not the total funds advanced exceed the face amount of the Loan Documents.

13.4.	Waiver of Default. The Bank may, by an instrument in writing signed by the Bank, waive any Default which has occurred and any of the consequences of such Default, and in such event, the Bank, the Borrowers and the Guarantors will be restored to their respective former positions, rights and obligations hereunder. Any Default so waived will, for the purposes of this Agreement, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or impair any consequence of such subsequent or other Default.

13.5.	Deposits; Setoff. Regardless of the adequacy of any other collateral security held by the Bank, any deposits or other sums credited by or due from the Bank to the Borrowers or the Guarantors will at all times constitute collateral security for all indebtedness and obligations of the Borrowers and the Guarantors to the Bank and may be set off against any and all liabilities of the Borrowers and the Guarantors to the Bank. The rights granted by this paragraph are in addition to the rights of the Bank under any statutory banker’s lien now or hereafter in effect.
14. Miscellaneous. It is further agreed as follows:
14.1.	Participating Lenders. The Borrowers and the Guarantors agree that although the Loan Documents name the Bank as the holder thereof, the Bank is authorized to sell participation interests in all or any portion of the Loan to other financial institutions (a “Participating Lender”) and the Borrowers and the Guarantors agree that, subject to the terms of the agreements of participation, each Participating Lender will be entitled to rely on the terms of the Loan Documents as if the Participating Lender had been named as an original party to the Loan Documents.
Amended and Restated Loan Agreement

14.2.	Cumulative Remedies. No failure on the part of the Bank to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Bank of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

14.3.	Survival of Representations. All representations and warranties made herein will survive the making of the Loan hereunder and the delivery of the Loan Documents.

14.4.	Expenses. Within ten (10) days after receipt of invoice therefor, the Borrowers will (except where prohibited by applicable law) pay all reasonable expenses incurred by the Bank in connection with the transactions herein contemplated including, without limitation, negotiation and preparation of the Loan Documents and all attorneys’ fees, filing fees and recording costs. In addition, the Borrowers will pay all reasonable fees, costs, expenses (including legal expenses and attorneys’ fees) and disbursements of the Bank incident to: (a) the protection of the rights of the Bank in connection with the Loan Documents and the transactions contemplated thereby; and (b) the collection or enforcement of the Loan Documents whether by judicial proceedings, proceedings under Chapter 7 or 11 of the Bankruptcy Code or any successor statute thereto, or otherwise.

14.5.	Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

The Bank:	Arvest Bank
Attention: Mr. Steve Faler
3900 N. Lincoln Boulevard
Oklahoma City, Oklahoma 73105
Fax: (405) 523-4126

with copy to:	Tom Blalock, Esquire
Commercial Law Group, P.C.
5520 North Francis Avenue
Oklahoma City, Oklahoma 73118
Fax: (405) 232-5553

The Borrower:	Graymark Healthcare, Inc.
Attention: Mr. Stanton Nelson
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102
Fax: (405) 239-2258
Amended and Restated Loan Agreement

with copy to:	John D. Singleton, PLLC
1601 NW Expressway, Suite 510
Oklahoma City, Oklahoma 73118
Fax: (405) 463-0310

The Guarantors:	Oliver Company Holdings, LLC
Mr. Roy T. Oliver
Mr. Stanton Nelson
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102
Fax: (405) 239-2258

Mr. Lewis Zeidner
5400 Union Terrace Lane North
Plymouth, MN 55442
Fax: (763) 577-0482
14.6.	Construction. The Loan Documents are intended to constitute contracts made under the laws of the State of Oklahoma and to be construed in accordance with the internal laws of said state. Nothing in this Agreement will be construed to constitute the Bank as a joint venturer with any of the Borrowers or Guarantors or to constitute a partnership. The descriptive headings of the paragraphs of this Agreement (except the terms defined in paragraph 1) are for convenience only and are not to be used in the construction of the content of this Agreement. This Agreement may be executed in multiple counterparts, each of which will constitute one agreement.

14.7.	Binding Effect. This Agreement will be binding on and will inure to the benefit of the Bank, the Borrowers, the Guarantors and their respective successors and assigns.

14.8.	No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute such person a third party beneficiary of this Agreement.

14.9.	Assignment. Neither this Agreement, the Loan Documents nor the proceeds from the Loan will be assigned without the Bank’s prior written consent, and without such consent, there will be no right to designate a payee of the proceeds from the Loan.

14.10.	Time. Time is of the essence of this Agreement and each provision of the other Loan Documents.
Amended and Restated Loan Agreement

14.11.	Severability. In case any one or more of the provisions contained in the Loan Documents should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein and therein will not in any way be affected or impaired thereby.

14.12.	Verbal Change. The Loan Documents may not be amended, altered, modified or changed verbally, but only by an agreement in writing signed by the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought.

14.13.	No Waiver. No advance of the proceeds from the Loan under any of the Loan Documents will constitute a waiver of any of the representations, warranties, conditions or covenants of the Borrowers or any of the Guarantors under the Loan Documents. In the event the Borrowers or any of the Guarantors is unable to satisfy any warranty, condition or covenant contained in the Loan Documents, no advance of the proceeds from the Loan will preclude the Bank from thereafter declaring such inability to be an event of Default.

14.14.	Application of Loan Proceeds. The Bank may apply the proceeds from the Loan under the Notes to the satisfaction of any condition, warranty or covenant of the Borrowers under any of the Loan Documents, and any proceeds so applied will be considered as a part of the proceeds from the Loan advanced under the Notes and will be secured by the Loan Documents.

14.15.	Supersession. This Agreement supersedes and replaces the Prior Agreement in its entirety. Any reference in any of the Loan Documents to the Prior Agreement will be deemed a reference to the applicable provisions of this Agreement.

14.16.	ACKNOWLEDGMENTS AND ADMISSIONS. EACH OF THE BORROWERS AND GUARANTORS HEREBY REPRESENT, WARRANT, ACKNOWLEDGE AND ADMIT THAT (A) EACH OF THEM HAS MADE AN INDEPENDENT DECISION TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, WITHOUT RELIANCE ON ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING BY THE BANK, WHETHER WRITTEN, ORAL OR IMPLICIT, OTHER THAN AS EXPRESSLY SET OUT IN THIS AGREEMENT OR IN ANOTHER LOAN DOCUMENT DELIVERED ON OR AFTER THE DATE HEREOF, (B) THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERTAKINGS OR AGREEMENTS BY THE BANK AS TO THE LOAN DOCUMENTS EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT OR IN ANOTHER LOAN DOCUMENT DELIVERED ON OR AFTER THE DATE HEREOF, (C) THE BANK HAS NO FIDUCIARY OBLIGATION TOWARD THE BORROWERS OR THE GUARANTORS WITH RESPECT TO ANY LOAN DOCUMENT OR THE
Amended and Restated Loan Agreement

TRANSACTIONS CONTEMPLATED THEREBY, (D) THE RELATIONSHIP PURSUANT TO THE LOAN DOCUMENTS BETWEEN THE BORROWERS AND THE BANK IS AND WILL BE SOLELY THAT OF DEBTOR AND CREDITOR, (E) NO PARTNERSHIP OR JOINT VENTURE EXISTS WITH RESPECT TO THE LOAN DOCUMENTS BETWEEN ANY BORROWER OR THE GUARANTORS AND THE BANK, (F) SHOULD A DEFAULT OCCUR OR EXIST, THE BANK WILL DETERMINE IN ITS SOLE DISCRETION AND FOR ITS OWN REASONS WHAT REMEDIES AND ACTIONS IT WILL OR WILL NOT EXERCISE OR TAKE AT THE TIME, (G) WITHOUT LIMITING ANY OF THE FOREGOING, NO BORROWER OR GUARANTOR IS RELYING UPON ANY REPRESENTATION OR COVENANT BY THE BANK, OR ANY REPRESENTATIVE THEREOF, AND NO SUCH REPRESENTATION OR COVENANT HAS BEEN MADE, THAT THE BANK WILL, AT THE TIME OF AN EVENT OF DEFAULT, OR AT ANY OTHER TIME, WAIVE, NEGOTIATE, DISCUSS OR TAKE OR REFRAIN FROM TAKING ANY ACTION PERMITTED UNDER THE LOAN DOCUMENTS WITH RESPECT TO ANY SUCH EVENT OF DEFAULT OR ANY OTHER PROVISION OF THE LOAN DOCUMENTS, AND (H) THE BANK HAS RELIED UPON THE TRUTHFULNESS OF THE ACKNOWLEDGMENTS IN THIS PARAGRAPH 14.16 IN DECIDING TO EXECUTE AND DELIVER THIS AGREEMENT AND TO BECOME OBLIGATED HEREUNDER.

14.17.	JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.18.	INDEMNITY. THE BORROWERS AGREE TO INDEMNIFY THE BANK, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS PARAGRAPH COLLECTIVELY CALLED “LIABILITIES AND COSTS”) WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE BANK BY THIRD PARTIES GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY THE BORROWERS, THE GUARANTORS OR THE BANK OR ANY LIABILITIES OR DUTIES OF THE BORROWERS,
Amended and Restated Loan Agreement

THE GUARANTORS OR THE BANK WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE BANK, PROVIDED ONLY THAT THE BANK WILL NOT BE ENTITLED UNDER THIS PARAGRAPH TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING ANY BORROWER, ANY OF THEIR AFFILIATES OR ANY GUARANTOR) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE BANK, THE INDEMNIFICATION PROVIDED FOR IN THIS PARAGRAPH WILL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS PARAGRAPH THE TERM “BANK” WILL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, PARTICIPANT, REPRESENTATIVE AND AFFILIATE OF THE BANK.

14.19.	WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF THE BORROWERS, THE BORROWER SUBSIDIARIES, THE GUARANTORS AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY, (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY,
Amended and Restated Loan Agreement

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH. AS USED IN THIS PARAGRAPH, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Schedule “1.13”	-	Guarantor Pro Rata Percentages
Schedule “6”	-	Pharmacy Lien Release Schedule
Schedule “8.4”	-	Liens, Claims and Encumbrances
Schedule “8.5”	-	Tax Returns

Exhibit “A”	-	Acquisition Note
Exhibit “B”	-	Term Note
Exhibit “C”	-	Form of Collateral Assignment of Equity Interests
Exhibit “D”	-	Form of Collateral Assignment of Leases
Exhibit “E”	-	Form of Guaranty
Exhibit “F”	-	Form of Security Agreement
Exhibit “G”	-	Form of Account Control Agreement
Exhibit “H”	-	Form of Compliance Certificate
[Signature Pages Follow]
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

BANK:

ARVEST BANK, an Arkansas banking corporation

By:
Steve Faler, Senior Vice President
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

BORROWER:

GRAYMARK HEALTHCARE, INC., an Oklahoma corporation

By:
Stanton M. Nelson, CEO

BORROWER:

APOTHECARYRX LLC, an Oklahoma limited liability company

By:	Graymark Healthcare, Inc., an Oklahoma corporation, its Manager

By:

Stanton M. Nelson, CEO

BORROWER:

SDC HOLDINGS, LLC, an Oklahoma limited liability company

By:	Graymark Healthcare, Inc., an Oklahoma corporation, its Manager

By:

Stanton M. Nelson, CEO
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company

By:
Roy T. Oliver, Manager

GUARANTOR:

ROY R. OLIVER, individually

GUARANTOR:

ROY T. OLIVER, Trustee of the Roy T. Oliver Revocable Trust, u/t/a dated June 15, 2004
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

STANTON M. NELSON, individually
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

KEVIN LEWIS, individually
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

ROGER ELY, individually
Amended and Restated Loan Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED LOAN AGREEMENT
     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

LEWIS P. ZEIDNER, individually
Amended and Restated Loan Agreement

SCHEDULE “1.13”
Guarantor Pro Rata Percentages

Guarantor Pro
Guarantor	Rata Percentage
Oliver	48.41%
Zeidner	21.09%
Nelson	14.57%
Oliver & Nelson, jointly and severally	9.77%
Lewis	4.62%
Ely	1.54%

100.00%

Schedule “1.13”

Amended and Restated Loan Agreement

SCHEDULE “6”
Pharmacy Lien Release Schedule

Pharmacy	Purchase Price	To Arvest	To Expenses
Rambo	3,025,690	2,269,268	756,422
Ken’s	2,905,325	2,178,994	726,331
Glencoe	2,784,007	2,088,004	696,003
Corner	2,422,369	1,816,776	605,593
Barnes	2,326,886	1,745,164	581,722
Cox-T	1,874,452	1,405,839	468,613
Bolerjack	1,345,355	1,009,016	336,339
Lakeshore	1,238,374	928,781	309,593
Wilmette	1,195,470	896,603	298,867
Hapeth North	1,121,045	840,784	280,261
Wolf	936,135	702,101	234,034
Newts	847,429	635,572	211,857
Lincoln Park	808,092	606,069	202,023
Barnes NH	630,195	472,646	157,549
Hapeth South	607,982	455,987	151,995
Professional	486,651	364,988	121,663
Corner Medical	474,765	356,074	118,691
Cox-K	469,778	352,334	117,444
Final True-Up		2,875,000	(2,875,000)

	$25,500,000	$22,000,000	$3,500,000

Schedule “6”

Amended and Restated Loan Agreement

SCHEDULE “8.4”
Liens, Claims and Encumbrances
Schedule “8.4”

Amended and Restated Loan Agreement

SCHEDULE “8.5”
Tax Returns
GRMH’s federal and state tax returns for years 2008 and 2009 are currently being prepared and have not yet been filed with the appropriate tax authorities.
Schedule “8.5”

Amended and Restated Loan Agreement